UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 19, 2017
SUPERVALU INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5418	41-0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11840 Valley View Road Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 828-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
This Amendment No. 1 to Form 8-K is being filed as an amendment to the Current Report on Form 8-K filed by SUPERVALU INC. (“Supervalu”) on July 20, 2017 (the “Original 8-K”). The Original 8-K was filed to report the results of the matters submitted to a vote at Supervalu’s 2017 annual meeting of stockholders held on July 19, 2017 (the “Annual Meeting”). The sole purpose of this Amendment No. 1 is to disclose Supervalu’s decision regarding the frequency of future stockholder advisory votes on the compensation of Supervalu’s named executive officers. No other change has been made to the Original 8-K.
Item 5.07. Submission of Matters to a Vote of Security Holders.
As previously reported, at the Annual Meeting a non-binding advisory vote was taken with respect to the frequency of future advisory votes on the compensation of Supervalu’s named executive officers (“Say-on-Pay”). Supervalu’s stockholders cast the highest number of votes in favor of holding future Say-on-Pay votes on an annual frequency. Accordingly, the Board of Directors of Supervalu, having considered the results of the advisory stockholder vote, determined that Supervalu will hold future Say-on-Pay votes on an annual basis.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	December 13, 2017

SUPERVALU INC.

By: /s/ Stuart D. McFarland

Stuart D. McFarland
Senior Vice President, General Counsel and Corporate Secretary
(Authorized Officer of Registrant)